LOCKBOX AGREEMENT

THIS LOCKBOX AGREEMENT, dated as of May __, 2008 (this “Agreement”), by and between SJ Electronics, Inc. (f/k/a Acheron, Inc.), a Nevada corporation (the “Company”), Tri-State Title & Escrow, LLC, in its capacity as collateral agent (the “Collateral Agent”), and Ming Liu (the “Lockbox Agent”).

WITNESSETH:

WHEREAS, the Company and the several Investors (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1) are parties to the Note Purchase Agreement, pursuant to which, among other things, the Investors have agreed to purchase the Notes from the Company;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Collateral Agent are executing and delivering the Security Agreement and the Collateral Agency Agreement with the Collateral Agent pursuant to which, among other things, the Company is granting a security interest in the Collateral, including, without limitation, all of the Company's right, title and interest in and to all Accounts Receivable to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, in order to give effect to and perfect the security interest in certain of the collateral subject to the Security Agreement, this Agreement provides that all payments to the Company pursuant to the Security Agreement shall be paid into a Collateral Account and disbursed from the Collateral Account in accordance with the terms of this Agreement; and

WHEREAS, it is a condition precedent to the several obligations of the Investors to purchase their respective Notes pursuant to the Note Purchase Agreement that the Company and the Collateral Agent shall have executed and delivered this Agreement for the ratable benefit of the Holders;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions.

(a) Reference is hereby made to the Notes for a statement of the terms thereof. All terms used in this Agreement which are defined in the Notes, Note Purchase Agreement or other Transaction Documents and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

”Accounts Receivable” means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance. Lite-On, Inc. is expressly excluded from account debtors on the Accounts Receivable.

“Collateral Account” means the account maintained at the Collateral Agent for the ratable benefit of the Holders which is identified in clause (b) of Section 2 and entitled “SJ Electronics Noteholder Collateral Account”, and any successor or replacement account.

“Event of Default” means:

(1) the failure by the Company to perform in any material respect any obligation of the Company under this Agreement as and when required by this Agreement;

(2) any representation or warranty made by the Company pursuant to this Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(3) any Event of Default, as that term is defined in the Security Agreement; or

(4) any Event of Default, as that term is defined in any of the Notes.

“Holder” means any Investor or any holder from time to time of any Note.

“Majority Holders” means at any time such of the holders of Notes, which based on the outstanding principal amount of the Notes, represents a majority of the aggregate outstanding principal amount of the Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of May ___, 2008, by and between the Company and the respective Investor parties thereto pursuant to which the Company issued the Notes.

“Notes” means the Company’s 15% Senior Secured Convertible Notes due 2009 issued pursuant to the Note Purchase Agreement, including, without limitation.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Security Agreement” means the Pledge and Security Agreement, dated as of May __, 2008, between the Company and the Collateral Agent.

“Transaction Documents” means the Notes, the Note Purchase Agreement, this Agreement, the Security Agreement, the Collateral Agency Agreement, the Guaranty and the other agreements, instruments and documents contemplated hereby and thereby.

2. Payments. (a) The Company agrees, that, within thirty (30) Business days of the date of this Agreement the Company shall irrevocably instruct in writing (the “Instruction”) all the account debtors on the Accounts Receivable that payments in respect thereof shall be made by wire transfer of funds to the Collateral Account.

If the Company fails to give the Instruction in accordance with Section 6(j) of the Security Agreement, the Collateral Agent may, in its own name or in the name of the Company, give the Instruction directly to the account debtors on the Accounts that constitute part of the Collateral and to all of the parties to Contracts that constitute part of the Collateral.

(b) If any Person who has not already received the Instruction is to become an account debtor on the Accounts Receivable, the Company shall instruct such Person that payments in respect thereof shall be made in the manner set forth in Section 2(a). If the Company fails to give the instructions in accordance with this Section 2(b), the Collateral Agent may, in its own name or in the name of the Company, give such instructions directly to such Person.

3.  No Contrary Instructions. Without the prior written consent of the Collateral Agent and the Majority Holders, the Company shall not revoke, rescind or modify the Instruction or take any other action which is contrary to or inconsistent with this Agreement or the Security Agreement. If for any reason the Company receives any payment from an account debtor or party to a Contract on or after the Notice Date, the Company shall immediately deposit such payment, and any interest or proceeds thereon, in the Collateral Account. Prior to such deposit, the Company shall hold all such funds in trust for the exclusive benefit of the Collateral Agent and the Holders pursuant to this Agreement.

4. Collateral Account.  The Collateral Account shall be under the shared control of the Lockbox Agent and the Collateral Agent (the “Authorized Parties”). All cash deposited in the Collateral Account pursuant to this Agreement, and all interest earned thereon, shall be held in the Collateral Account and shall at all times be segregated from the funds and property of any other Person. The assets in the Collateral Account shall be held in cash only and shall not be invested in any securities. Funds may be withdrawn from the Collateral Account by the Company at its sole discretion, provided that no Event of Default has occurred and is continuing. After an Event of Default has occurred and is continuing, funds may be withdrawn from the Collateral Account only by the Authorized Parties acting jointly.

5. Representations and Warranties. The Company hereby represents and warrants to and for the benefit of the Lockbox Agent, the Collateral Agent and the Holders that:

(a) Power and Authority. The Company has full power, authority and legal right to enter into this Agreement.

(b) Binding Obligation.  This Agreement has been duly authorized by the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) Non-Contravention.  The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by the Company or any Subsidiary, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company or any Subsidiary is a party or which purports to be binding upon the Company or any Subsidiary or upon any of their respective assets and will not result in the creation or imposition of any Lien on any of the assets of the Company or any Subsidiary except as expressly permitted by this Agreement and the other Transaction Documents.

(d) Consents.  No consent (other than consents which have been obtained) of any party, and no filing, approval, registration, recording or other action is required in connection with the execution, delivery or performance of this Agreement by the Company.

6. Indemnification. The Company agrees to pay, indemnify, and to save the Lockbox Agent, the Collateral Agent and each Holder harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to the Collateral Account, (ii) with respect to, or resulting from, any failure or delay by the Company in complying with any law or regulation applicable to the Collateral Account or (iii) in connection with this Agreement, any breach or alleged breach hereof, or any action taken by the Lockbox Agent, the Collateral Agent or any Holder in exercising its rights hereunder.

7. Security Agreement. The Collateral Account, and all funds due to the Company and deposited in the Collateral Account, are subject to the security interest of the Collateral Agent pursuant to the Security Agreement in accordance with the terms thereof.

8. Paragraph Headings, Captions, Etc. The paragraph headings, the captions and the footers used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9. Effective Date; Termination.  This Agreement shall become effective at the time of first issuance of any Note on the earliest Issuance Date when executed and delivered by the Company and the Collateral Agent. Upon the payment and performance in full by the Company of its obligations under the Transaction Documents, the Company's obligations under this Agreement shall terminate, any funds remaining in the Collateral Account shall be paid to the Company, and promptly thereafter the parties shall instruct the account debtors on all Accounts that theretofore constituted Collateral and all parties to Contracts that theretofore constituted Collateral to make all further payments due to the Company directly to the Company.

10. Integration. This Agreement represents the entire agreement of the Company the Collateral Agent and the Lockbox Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties relative to the subject matter hereof not expressly set forth or referred to herein.

11. Governing Law. This Agreement and the rights and obligations of the Company under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

12. Counterparts; Execution. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered as of the date first above written.

SJ ELECTRONICS, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

TRISTATE TITLE & ESCROW, LLC

By:
Name:
Title:

LOCKBOX AGENT

Ming Liu